Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), hereby constitutes and appoints Robert D. Vilsack and Jeffrey L. Rutherford, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 a registration statement or registration statements on Form S-8 relating to the registration of an additional 450,000 shares of the Company’s common stock issuable under the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (As Amended and Restated As Of May 28, 2009), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of August 2009.

/s/ Edward F. Crawford Edward F. Crawford Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	/s/ Jeffrey L. Rutherford Jeffrey L. Rutherford Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Matthew V. Crawford	/s/ James W. Wert

Matthew V. Crawford President and Director	James W. Wert Director

/s/ Ronna Romney	/s/ Kevin R. Greene

Ronna Romney Director	Kevin R. Greene Director

/s/ Dan T. Moore III	/s/ Patrick V. Auletta

Dan T. Moore, III Director	Patrick V. Auletta Director

/s/ A. Malachi Mixon A. Malachi Mixon, III Director